EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Principal Solar, Inc. of our report dated October 15, 2013 relating to our audits of the consolidated financial statements of Principal Solar, Inc. as of and for the years ended December 31, 2012 and 2011. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Dallas, Texas
December 23, 2013